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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): May 28, 1999

                            QUINTESSENCE OIL COMPANY
             (Exact name of registrant as specified in its charter)


        Wyoming                  0-21811                83-0317306

    (State or other          (Commission File         (IRS Employer
    jurisdiction of              Number)            Identification No.
     incorporation)

   2932 Thorne Drive, Elkhart, Indiana                     46514

               (Address of principal executive offices) (Zip Code)

       Registrant?s telephone number including area code: (219) 264-2628.



                  4424 Skylane Avenue, Riverton, Wyoming 82501
          (Former name or former address, if changed since last report)



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        ITEM 5. OTHER EVENTS.

        (a) Pursuant to a Plan and Agreement of Reorganization (the "Agreement") by and between Quintessence Oil Company (the "Registrant") and Michel Attias, the sole shareholder of IPSL, Inc. ("IPSL") dated as of May 21, 1999, the Registrant issued to Mr. Attias 1,500,000 shares of its common Stock, par value $0.00001 (the "Common Stock") in exchange for 1,000 shares of IPSL, which shares represent all of the issued and outstanding shares of capital stock of IPSL. The consummation of such purchase and sale occurred on May 28, 1999, after the Board of directors of the Registrant approved the transactions contemplated by the Agreement. Accordingly, IPSL is a wholly-owned subsidiary of the Registrant.

             With the completion of the IPSL acquisition, the Registrant now owns all of the rights, patents, tooling, designs and has the production facilities to produce the revolutionary Torque V-12 Engine. The engine, designed for the pleasure boating industry, is a 14-liter, 90-degree, sequentially fuel injected, advanced V-12, engineered to run on pump gasoline. The initial Torque V-12 model to be released, is an all aluminum, light weight, and powerful V-12 which delivers over 900 horsepower and 1100 foot pounds of torque in its marine configuration.

        ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

               (c)    Exhibits

                      2.1    Plan  and  Agreement  of   Reorganization   between
                             Quintessence Oil Company and Michel Attias dated May 21, 1999.

                      99.1   Press Release dated June 1, 1999.



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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               QUINTESSENCE OIL COMPANY
                               a Wyoming corporation


Date:   June 10, 1999          By:    /s/ Raymond Wedel
                                      -------------------------------------
                               Name:  Raymond Wedel
                               Title: President, Secretary and Treasurer



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